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                                                                   Exhibit T3D.3


                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                               Alexandria Division

In Re:   MICROSTRATEGY INC.                 )
         SECURITIES LITIGATION              )        Civil No. 00-473-A


                 CONSENT ORDER TO AMEND FINAL JUDGMENT AND ORDER

         Plaintiffs and defendant Microstrategy, Inc. and the individual defendants jointly request, and defendant PricewaterhouseCoopers does not oppose their request, that the Court amend the Final Judgment and Order (Docket No.
214) to correct the date of entry and filing from March 30, 2001 to April 2, 2001. Upon consideration of this request as shown by the endorsements of counsel below and it appearing otherwise proper to do so, it is hereby ORDERED that the Final Judgment and Order is hereby AMENDED to correct the date of entry and filing from March 30, 2001 to April 2, 2001.

                                           /s/  T.S. Ellis, III
                                          -------------------------------------
                                          T.S. Ellis, III
                                          United States District Court Judge

Alexandria, Virginia
April 17, 2001


WE ASK FOR THIS:

RICHARDS MCGETTIGAN REILLY &
         WEST, P.C.
225 Reinekers Lane, Suite 700
Alexandria, Virginia  22314-2822
(703) 549-5353


By:   /s/  John F. Anderson
    --------------------------------
    John F. Anderson (VSB #20710)
    Craig C. Reilly (VSB #20942)
    Kathleen J.L. Holmes (VSB #35219)